Exhibit 10.1

EXECUTION COPY

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is entered into to be effective as of the 2nd day of January, 2012 (the “Effective Date”), by and between Tronox LLC, a Delaware limited liability company (together with its successors and assigns, the “Company”), and Daniel D. Greenwell, an individual (the “Executive”).

WHEREAS, the Company and the Executive desire to enter into this Agreement to set out the terms and conditions for the continued employment relationship of the Executive with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Employment Agreement. Effective on the Effective Date, on the terms and conditions set forth in this Agreement, the Company agrees to employ the Executive and the Executive agrees to continue to be employed by the Company for the Employment Period set forth in Section 2 and in the positions and with the duties set forth in Section 3. Terms used herein with initial capitalization not otherwise defined are defined in Section 25.

2. Term. The term of employment under this Agreement shall commence on the Effective Date and continue until the third (3rd) anniversary of the Effective Date (the “Term”). Commencing on January 2, 2015 and each anniversary thereof, the Term shall automatically be extended by twelve (12) months unless either party has provided written notice to the other at least ninety (90) days before the end of the Term of its or his desire to not so extend the Term. The period of time between the Effective Date and the termination of the Executive’s employment hereunder shall be referred to as the “Employment Period.” Notwithstanding the foregoing, the Executive’s employment hereunder may be earlier terminated in accordance with Section 9 hereof, subject to Section 10 hereof.

3. Position and Duties. During the Employment Period, the Executive shall serve as the Chief Financial Officer of the Company’s ultimate parent company and shall report directly to the Chief Executive Officer of the Company’s ultimate parent company. The Executive shall have the duties, responsibilities and authorities customarily associated with the position of Chief Financial Officer in a company the size and nature of the Company. The Executive shall devote the Executive’s reasonable best efforts and full business time to the performance of the Executive’s duties hereunder and the advancement of the business and affairs of the Company and shall be subject to, and shall comply in all material respects with, the policies of the Company and the Company Affiliates applicable to the Executive; provided that the Executive shall be entitled (i) to serve on the corporate, civic or charitable boards or committees on which the Executive is serving as of the Effective Date and has notified the Board of in writing, (ii) to serve as a member of the board of directors of a reasonable number of other companies, subject to the advance approval of the Board of Directors of the Company (the “Board”), (iii) to serve on civic, charitable, educational, religious, public interest or public service boards, and (iv) to manage the Executive’s personal and family investments, in each case, to the extent such activities do not materially interfere with the performance of the Executive’s duties and responsibilities hereunder.

4. Place of Performance. During the Employment Period, the Executive shall be based at the Company’s principal executive offices in Oklahoma City, Oklahoma and, following the relocation of such offices, in Stamford, Connecticut; provided that the Executive understands and agrees that the Executive may be required to travel from time to time for business purposes.

5. Compensation and Benefits; Equity Awards.

(a) Base Salary. During the Employment Period, the Company shall pay to the Executive a base salary (the “Base Salary”) at the rate of no less than $440,000 per calendar year, less applicable deductions. In addition, the Company agrees that upon the closing of the Exxaro Transaction (as defined in Section 10(e)), the Executive’s Base Salary shall be reviewed to take into account the additional responsibilities and duties associated with the Executive’s position resulting from such transaction. Further, the Company agrees that upon the relocation of the Executive to the Company’s new headquarters in Stamford, Connecticut, the Company intends to recommend to the Board a cost of living adjustment that will be applicable to all relocating employees, including the Executive. Except as otherwise set forth in the preceding sentences, the Base Salary shall be reviewed for increase by the Board (or a committee thereof) no less frequently than annually and shall be increased in the discretion of the Board (or a committee thereof) and any such adjusted Base Salary shall constitute the “Base Salary” for purposes of this Agreement. The Base Salary shall be paid in substantially equal installments in accordance with the Company’s regular payroll procedures.

(b) Annual Bonus. During the Employment Period, the Executive shall be paid an annual cash performance bonus (an “Annual Bonus”) under the Company’s annual bonus plan (as in effect from time to time for senior executives) in respect of each fiscal year that ends during the Employment Period, to the extent earned based on performance against performance criteria. The performance criteria for any particular fiscal year shall be determined by the Compensation Committee of the Board (the “Committee”), in good faith, after consultation with the Company’s Chief Executive Officer, no later than sixty (60) days after the commencement of the relevant bonus period. The Executive’s target annual bonus opportunity shall be no less than 75% of the Executive’s Base Salary as of the beginning of the applicable performance period (the “Target Bonus”) if target levels of performance for that year are achieved, up to a maximum of 150% of the Executive’s Base Salary. The Executive’s Annual Bonus for a bonus period shall be determined by the Committee after the end of the applicable bonus period and shall be paid to the Executive in the calendar year following the year to which such Annual Bonus relates when annual bonuses for that year are paid to other senior executives of the Company generally.

(c) Sign-On Equity Award. On the Effective Date, the Company granted to the Executive 7,333 shares of restricted stock under the Company’s 2010 Management Equity Incentive Plan (the “Sign-On Equity Award”). The terms and conditions applicable to the Sign-On Equity Award shall be as set forth in the award agreement attached as Exhibit A hereto.

(d) Initial Equity Award. On the Effective Date, the Company granted to the Executive 2,750 shares of restricted stock and 4,466 non-qualified stock options under the

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Company’s 2010 Management Equity Incentive Plan, with an exercise price equal to the fair market value of a common share on the date of grant (the “Initial Equity Award”). The terms and conditions applicable to the Initial Equity Award shall be as set forth in the award agreements attached as Exhibit B and Exhibit C hereto.

(e) Equity Awards. Commencing in fiscal year 2013 and each year thereafter during the Employment Period, the Executive shall be granted an annual equity award under the Company’s 2010 Management Equity Incentive Plan (or successor plan) with a grant date fair value equal to two (2) times the Executive’s Base Salary on the first day of the applicable fiscal year (the “Annual Equity Award”). The terms and conditions applicable to any Annual Equity Award shall be determined by the Committee in accordance with the Company’s applicable long-term incentive plan.

(f) Vacation; Benefits. During the Employment Period, the Executive shall be entitled to four (4) weeks of paid vacation per calendar year (as prorated for partial years) in accordance with the Company’s policy on accrual and use applicable to employees as in effect from time to time. During the Employment Period, the Executive shall be eligible to participate in such medical, dental and life insurance, retirement and other plans as the Company may have or establish from time to time on terms and conditions applicable to other senior executives of the Company generally. The foregoing, however, shall not be construed to require the Company to establish any such plans or to prevent the modification or termination of such plans once established.

6. Expenses.

(a) Business Expenses. The Company shall reimburse the Executive promptly for all expenses reasonably incurred by the Executive in the performance of his duties in accordance with policies which may be adopted from time to time by the Company following presentation by the Executive of an itemized account, including reasonable substantiation, of such expenses.

(b) Relocation and Temporary Housing. No later than September 1, 2013, the Executive shall relocate to within reasonable commuting distance miles of the Company’s headquarters (the “Relocation Area”). During the Employment Period and upon presentation of substantiation and documentation as the Company may reasonably specify from time to time, (i) the Executive will be entitled to be reimbursed for the Executive’s reasonable relocation and moving expenses associated with the relocation from the Executive’s current primary residence to a residence within the Relocation Area, in accordance with the Company’s relocation policy, (ii) in connection with the relocation of the Executive to the Relocation Area, the Company shall pay or reimburse the Executive for the Executive’s reasonable housing expenses in the Relocation Area up to $5,000 per month through September 1, 2013, and (iii) the Executive will be entitled to be reimbursed for the Executive’s reasonable travel and commuting expenses associated with the Executive’s commute to the Company’s headquarters, through September 1, 2013. The Company will fully gross-up any net federal, state or local income tax incurred by the Executive in connection with any amount provided under this Section 6(b), so that the economic benefit is the same to the Executive as if such amount was provided on a non-taxable basis to the Executive, which amount shall be paid to the Executive in accordance with Treas. Reg. Section

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1.409A-3(i)(1)(v). All amounts payable under this Section 6(b) shall be reimbursed only with respect to expenses incurred during the Employment Period, except as otherwise provided in Section 10, and subject to the Executive’s presentment to the Company of appropriate documentation.

7. Confidentiality, Non-Disclosure and Non-Competition Agreement. The Company and the Executive acknowledge and agree that during the Executive’s employment with the Company, the Executive will have access to and may assist in developing Confidential Information and will occupy a position of trust and confidence with respect to the affairs and business of the Company and the Company Affiliates. The Executive agrees that the following obligations are necessary to preserve the confidential and proprietary nature of Confidential Information and to protect the Company and the Company Affiliates against harmful solicitation of employees and customers, harmful competition and other actions by the Executive that would result in serious adverse consequences for the Company and the Company Affiliates:

(a) Non-Disclosure. During and after the Executive’s employment with the Company, the Executive will not knowingly use, disclose, copy or transfer any Confidential Information other than as authorized in writing by the Company or within the scope of the Executive’s duties with the Company as determined reasonably and in good faith by the Executive. Anything herein to the contrary notwithstanding, the provisions of this Section 7(a) shall not apply (i) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order the Executive to disclose or make accessible any information, provided that prior to any such disclosure the Executive shall provide the Company with reasonable notice of the requirements to disclose and an opportunity to object to such disclosure and the Executive shall cooperate with the Company in filing such objection; (ii) as to information that becomes generally known to the public or within the relevant trade or industry other than due to the Executive’s violation of this Section 7(a) or (iii) as to disclosure which are reasonably necessary to be made in connection with a good faith judicial proceeding to enforce or defend the Executive’s rights under this Agreement or any other agreement between the Executive and the Company.

(b) Materials. The Executive will use Confidential Information only for normal and customary use in the Company’s business, as determined reasonably and in good faith by the Company. The Executive will return to the Company all Confidential Information and copies thereof and all other property of the Company or any Company Affiliate in his possession or under his control at any time upon the reasonable request of the Company and in any event promptly after termination of the Executive’s employment. The Executive agrees to identify and return to the Company any copies of any Confidential Information after the Executive ceases to be employed by the Company. Anything to the contrary notwithstanding, nothing in this Section 7 shall prevent the Executive from retaining a home computer (provided all Confidential Information has been removed), papers and other materials of a personal nature, including diaries, calendars and Rolodexes, information relating to his compensation or relating to reimbursement of expenses, information that may be needed for tax purposes, and copies of plans, programs and agreements relating to his employment.

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(c) No Solicitation or Hiring of Employees. During the Non-Compete Period, the Executive shall not, except in the furtherance of the Executive’s duties hereunder, solicit, entice, persuade or induce any individual who is employed by the Company or the Company Affiliates (or who was so employed within six (6) months prior to the Executive’s action) to terminate or refrain from continuing such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or the Company Affiliates, and the Executive shall not hire, directly or indirectly, for himself or any other person, as an employee, consultant or otherwise, any such person. Anything to the contrary notwithstanding, the Company agrees that (i) the Executive’s responding to an unsolicited request from any former employee of the Company for advice on employment matters; and (ii) the Executive’s responding to an unsolicited request for an employment reference regarding any former employee of the Company from such former employee, or from a third party, by providing a reference setting forth his personal views about such former employee, shall not be deemed a violation of this Section 7(c); in each case, to the extent the Executive does not encourage the former employee to become employed by a company or business that employs the Executive or with which the Executive is otherwise associated (including, but not limited to, association as a sole proprietor, owner, employer, partner, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, contractor, director or otherwise).

(d) Non-Competition.

(i) During the Non-Compete Period, the Executive shall not, directly or indirectly, (A) solicit, service, or assist any other individual, person, firm or other entity in soliciting or servicing for a Competitive Enterprise any Customer for the purpose of providing and/or selling any products that are provided and/or sold by the Company or its subsidiaries, or performing any services that are performed by the Company or its subsidiaries, (B) interfere with or damage (or attempt to interfere with or damage) any relationship and/or agreement between the Company or its subsidiaries and any Customer or (C) associate (including, but not limited to, association as a sole proprietor, owner, employer, partner, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, contractor, director or otherwise) with any Competitive Enterprise; provided, however, that Executive may own, as a passive investor, securities of any such entity that has outstanding publicly traded securities so long as his direct holdings in any such entity shall not in the aggregate constitute more than one percent (1%) of the voting power of such entity. The Executive acknowledges that this covenant has a unique, very substantial and immeasurable value to the Company, that the Executive has sufficient assets and skills to provide a livelihood for the Executive while such covenant remains in force and that, as a result of the foregoing, in the event that the Executive breaches such covenant, monetary damages would be an insufficient remedy for the Company and equitable enforcement of the covenant would be proper.

(ii) If the restrictions contained in Section 7(d)(i) shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, Section 7(d)(i) shall be modified to be effective for the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable.

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(e) Conflicting Obligations and Rights. The Executive agrees to inform the Company of any apparent conflicts between the Executive’s work for the Company and any obligations the Executive may have to preserve the confidentiality of another’s proprietary information or related materials before using the same on the Company’s behalf. The Company shall receive such disclosures in confidence and consistent with the objectives of avoiding any conflict of obligations and rights or the appearance of any conflict of interest.

(f) Enforcement. The Executive acknowledges that in the event of any breach of this Section 7, the business interests of the Company and the Company Affiliates will be irreparably injured, the full extent of the damages to the Company and the Company Affiliates will be impossible to ascertain, monetary damages will not be an adequate remedy for the Company and the Company Affiliates, and the Company will be entitled to enforce this Agreement by a temporary, preliminary and/or permanent injunction or other equitable relief, without the necessity of posting bond or security, which the Executive expressly waives. The Executive understands that the Company may waive some of the requirements expressed in this Agreement, but that such a waiver to be effective must be made in writing and should not in any way be deemed a waiver of the Company’s right to enforce any other requirements or provisions of this Agreement. The Executive agrees that each of the Executive’s obligations specified in this Agreement is a separate and independent covenant and that the unenforceability of any of them shall not preclude the enforcement of any other covenants in this Agreement.

8. Mutual Non-Disparagement. During the Employment Period and for the two year period following the Date of Termination, other than in the good faith performance of the Executive’s duties to the Company, its ultimate parent and their affiliates while the Executive is employed by the Company, the Executive agrees not to make public statements or communications that disparage the Company, its business, services, products or its affiliates or its or their current, former or future directors or executive officers (in their capacity as such), or with respect to any current or former director or executive officer of the Company or its affiliates (in their capacity as such). During the Employment Period and for the two year period following Date of Termination, the Company agrees that it shall not, and that it shall instruct its directors, executive officers and employees to not, make public statements or communications that disparage the Executive, other than in the good faith performance of their duties to the Company. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) or in connection with any arbitral or judicial proceeding to enforce or defend the Executive’s or the Company’s rights under this Agreement or any other agreement between the parties hereto.

9. Termination of Employment.

(a) Permitted Terminations. The Executive’s employment hereunder may be terminated during the Employment Period under the following circumstances:

(i) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

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(ii) By the Company. The Company may terminate the Executive’s employment:

(A) Disability. For Disability;

(B) Cause. For Cause or without Cause; or

(iii) Notice of Non-Renewal of the Term. If the Company or the Executive provides a notice of non-renewal of the Term in accordance with Section 2, the Executive’s employment shall terminate upon expiration of the Term.

(iv) By the Executive. The Executive may terminate his employment for any reason or for no reason by giving thirty (30) days advance Notice of Termination to the Company (or ninety (90) days in the event of a termination for Good Reason as provided in Section 10(d) hereof).

(b) Termination. Any termination of the Executive’s employment by the Company or the Executive (other than because of the Executive’s death or a notice of non-renewal of the Term) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Termination of the Executive’s employment shall take effect on the Date of Termination.

(c) Effect of Termination. Upon any termination of the Executive’s employment with the Company, and its subsidiaries, the Executive shall resign from, and shall be considered to have simultaneously resigned from, all positions with the Company and all of its subsidiaries.

10. Compensation Upon Termination.

(a) Death. If the Executive’s employment is terminated during the Employment Period as a result of the Executive’s death pursuant to Section 9(a)(i), the Employment Period shall terminate without further notice or any action required by the Company or the Executive’s legal representatives. Upon the Executive’s death, the Company shall pay or provide to the Executive’s representative or estate (i) all Accrued Benefits, if any, to which the Executive is entitled, (ii) a pro-rata portion of the Executive’s Annual Bonus for the fiscal year in which the Executive’s termination occurs based on actual results for such year (determined by multiplying the amount of such bonus which would be due for the full fiscal year by a fraction, the numerator of which is the number of days during the fiscal year of termination that the Executive is employed by the Company and the denominator of which is 365) payable at the same time bonuses for such year are paid to other senior executives of the Company (the “Pro-Rata Bonus”), and (iii) subject to (A) the Executive’s (or in the event of the Executive’s death, his dependent’s) timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), (B) the Executive’s (or in the event of the Executive’s death, his dependent’s) continued copayment of premiums at the

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same level and cost to the Executive as if the Executive were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), and (C) the Executive’s (or in the event of the Executive’s death, his dependent’s) continued compliance with the obligations in Sections 7 and 8 hereof, continued participation in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) which covers the Executive (and the Executive’s eligible dependents) for a period of twelve (12) months at the Company’s expense, provided that the Executive is eligible and remains eligible for COBRA coverage; and provided, further, that in the event that the Executive obtains other employment that offers group health benefits, such continuation of coverage by the Company shall immediately cease (the benefits and conditions specified in this Section 10(a)(iii), “COBRA Coverage”). Except as set forth herein, the Company shall have no further obligation to the Executive (or the Executive’s legal representatives or estate) under this Agreement.

(b) Disability. If the Company terminates the Executive’s employment during the Employment Period because of the Executive’s Disability pursuant to Section 9(a)(ii)(A), the Company shall pay to the Executive (i) all Accrued Benefits, if any, to which the Executive is entitled, (ii) the Pro-Rata Bonus, and (iii) twelve (12) months of COBRA Coverage. Except as set forth herein, the Company shall have no further obligations to the Executive (or the Executive’s legal representatives) under this Agreement.

(c) Termination by the Company for Cause, by the Executive without Good Reason, or upon Expiration of the Term. If, during the Employment Period, the Company terminates the Executive’s employment for Cause pursuant to Section 9(a)(ii)(B), the Executive terminates his employment without Good Reason, or upon termination of the Executive’s employment at the expiration of the Term pursuant to a notice of non-renewal by either party in accordance with Section 2 hereof, the Company shall pay to the Executive all Accrued Benefits (other than, in the event the Company terminates the Executive’s employment for Cause or the Executive terminates his employment without Good Reason, the amount specified in Section 25(a)(iii)), if any, to which the Executive is entitled. Except as set forth herein, the Company shall have no further obligations to the Executive under this Agreement.

(d) Certain Terminations Prior to or After a Change in Control. If, prior to the occurrence of a Change in Control or after the 12-month protection period has expired in Section 10(e), the Company terminates the Executive’s employment during the Employment Period other than for Cause, death or Disability or if the Executive terminates his employment hereunder with Good Reason, the Company shall pay or provide the Executive (or the Executive’s estate, if the Executive dies after such termination but before receiving such amount) (i) all Accrued Benefits, if any, to which the Executive is entitled; (ii) the Pro-Rata Bonus; (iii) a lump sum payment of an amount equal to the product of (x) one (1.0) and (y) the sum of the Executive’s (I) Base Salary, and (II) Target Bonus, payable in a lump sum on the first payroll date following the execution (and non-revocation) of the general release of claims described in Section 10(f), subject to Section 10(g), and (iv) twelve (12) months of COBRA Coverage.

(e) Certain Terminations Following a Change in Control. If, upon or within twelve (12) months following the date of consummation of any Change in Control, the Company terminates the Executive’s employment other than for Cause, death or Disability or if the Executive terminates his employment hereunder with Good Reason, the Company shall pay or

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provide the Executive (or the Executive’s estate, if the Executive dies after such termination but before receiving such amount) (i) all Accrued Benefits, if any, to which the Executive is entitled; (ii) the Pro-Rata Bonus; (iii) a lump sum payment of an amount equal to the product of (x) two (2.0) and (y) the sum of the Executive’s (I) Base Salary, and (II) Target Bonus, payable in a lump sum on the first payroll date following the execution (and non-revocation) of the general release of claims described in Section 10(f), subject to Section 10(g); and (iv) eighteen (18) months of COBRA Coverage. For the avoidance of doubt, Change in Control shall include the consummation of the transactions contemplated by the Amended and Restated Transaction Agreement by and among Tronox Incorporated, Tronox Limited, Concordia Acquisition Corporation, Concordia Merger Corporation, Exxaro Resources Limited, Exxaro Holdings Sands (Proprietary) Limited and Exxaro International BV, dated as of April 20, 2012, as amended from time to time (the “Exxaro Transaction”). In addition, Change in Control shall also mean any transaction or event or combination of transactions or events, that results in Exxaro, or any of its affiliated entities, owning or controlling more than fifty percent (50%) of the stock of the combined company formed pursuant to the Exxaro Transaction.

(f) Release. As a condition of receiving any and all amounts payable and benefits or additional rights provided pursuant to this Agreement beyond the Accrued Benefits, the Executive must execute and deliver to the Company and not revoke a general release of claims in favor of the Company in substantially the form attached on Exhibit D hereto. Such release must be executed and delivered (and no longer subject to revocation, if applicable) within sixty (60) days following the Executive’s Date of Termination. The Company shall deliver to the Executive the appropriate form of release of claims for the Executive to execute within five (5) business days following the Date of Termination.

(g) Liquidated Damages. The parties acknowledge and agree that the damages that will result to the Executive for termination by the Company of the Executive’s employment without Cause or by the Executive for Good Reason shall be extremely difficult or impossible to establish or prove, and agree that the amounts payable to the Executive under Section 10(d) shall constitute liquidated damages for any such termination. The Executive agrees that, except for such other payments and benefits to which the Executive may be entitled as expressly provided by the terms of this Agreement or any other applicable benefit plan or compensation arrangement (including equity-related awards), such liquidated damages shall be in lieu of all other claims that the Executive may make by reason of any such termination of his employment.

(h) Certain Payment Delays. Notwithstanding anything to the contrary set forth herein, to the extent that the payment of any amount described in Section 10 constitutes “nonqualified deferred compensation” for purposes of Code Section 409A (as defined in Section 24 hereof), any such payment scheduled to occur during the first sixty (60) days following the termination of employment shall not be paid until the first regularly scheduled pay period following the sixtieth (60th) day following such termination and shall include payment of any amount that was otherwise scheduled to be paid prior thereto.

(i) No Offset. In the event of termination of his employment, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due to him on account of any remuneration or benefits provided by any subsequent

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employment he may obtain. The Company’s obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company or the Company Affiliates may have against the Executive for any reason.

(j) 280G Payments. In the event the Company determines in good faith that any payments, entitlements or benefits (whether made or provided pursuant to this Agreement or otherwise) provided to the Executive constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and may be subject to an excise tax imposed pursuant to Section 4999 of the Code, then, if the Executive would be placed in a better after-tax position, the Executive’s “parachute payments” will be reduced to an amount determined by the Company in good faith to be the maximum amount that may be provided to the Executive without resulting in any portion of such “parachute payment” being subject to such excise tax. The payment reduction contemplated by the preceding sentence shall be implemented as follows: first, by reducing any payments to be made to the Executive under Section 10(d)(ii) and (iii) or Section 10(e)(ii) and (iii), as applicable; second, by reducing any other cash payments to be made to the Executive but only if the value of such cash payments is not greater than the parachute value of such payments; third, by cancelling the acceleration of vesting of any outstanding equity-based compensation awards that are subject to performance vesting, the performance goals for which were met as of the Executive’s date of termination or if later the date of the occurrence of the change in control; fourth, by cancelling the acceleration of vesting of any restricted stock or restricted stock unit awards; fifth, by eliminating the Company’s payment of the cost of any post-termination continuation of medical and dental benefits for the Executive and his eligible dependents and sixth, by cancelling the acceleration of vesting of any stock options or stock appreciation rights. In the case of the reductions to be made pursuant to each of the above-mentioned clauses, the payment and/or benefit amounts to be reduced and the acceleration of vesting to be cancelled shall be reduced or cancelled in the inverse order of their originally scheduled dates of payment or vesting, as applicable, and shall be so reduced (x) only to the extent that the payment and/or benefit otherwise to be paid or the vesting of the award that otherwise would be accelerated, would be treated as a “parachute payment” within the meaning of Section 280G(b)(2)(A) of the Code, and (y) only to the extent necessary to achieved the required reduction hereunder.

11. Indemnification. During the Employment Period and thereafter, the Company agrees to indemnify and hold the Executive and the Executive’s heirs and representatives harmless, to the maximum extent permitted by law, against any and all damages, costs, liabilities, losses and expenses (including reasonable attorneys’ fees) as a result of any claim or proceeding (whether civil, criminal, administrative or investigative), or any threatened claim or proceeding (whether civil, criminal, administrative or investigative), against the Executive that arises out of or relates to the Executive’s service as an officer, director or employee, as the case may be, of the Company, or the Executive’s service in any such capacity or similar capacity with a Company Affiliate or other entity at the request of the Company, both prior to and after the Effective Date, and to promptly advance to the Executive or the Executive’s heirs or representatives such expenses upon written request with appropriate documentation of such expense upon receipt of an undertaking by the Executive or on the Executive’s behalf to repay such amount if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company. During the Employment Period and thereafter, the Company also

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shall provide the Executive with coverage under its current directors’ and officers’ liability policy to the same extent that it provides such coverage to its other executive officers. If the Executive has any knowledge of any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, as to which the Executive may request indemnity under this provision, the Executive will give the Company prompt written notice thereof; provided that the failure to give such notice shall not affect the Executive’s right to indemnification. The Company shall be entitled to assume the defense of any such proceeding and the Executive will use reasonable efforts to cooperate with such defense. To the extent that the Executive in good faith determines that there is an actual or potential conflict of interest between the Company and the Executive in connection with the defense of a proceeding, the Executive shall so notify the Company and shall be entitled to separate representation at the Company’s expense by counsel selected by the Executive (provided that the Company may reasonably object to the selection of counsel within ten (10) business days after notification thereof) which counsel shall cooperate, and coordinate the defense, with the Company’s counsel and minimize the expense of such separate representation to the extent consistent with the Executive’s separate defense. This Section 11 shall continue in effect after the termination of the Executive’s employment or the termination of this Agreement.

12. Notices. All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by facsimile transmission addressed as follows:

(i)	If to the Company:

Tronox LLC

3301 NW 150th Street

Oklahoma City, OK 73134

Attention: General Counsel

(ii)	If to the Executive:

Address last shown on the Company’s records.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, confirmation of facsimile transmission or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

13. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement, including, without limitation, Section 7, shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

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14. Survival. It is the express intention and agreement of the parties hereto that the provisions of Sections 7, 8, 10, 11, 12, 13, 15, 16, 17, 19, 20, 21, 23, 24 and 25 hereof and this Section 14 shall survive the termination of employment of the Executive. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.

15. Assignment. The rights and obligations of the parties to this Agreement shall not be assignable or delegable, except that (i) in the event of the Executive’s death, the personal representative or legatees or distributees of the Executive’s estate, as the case may be, shall have the right to receive any amount owing and unpaid to the Executive hereunder and (ii) the rights and obligations of the Company hereunder shall be assignable and delegable in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets or equity interests of the Company or similar transaction involving the Company or a successor corporation. Unless provided by applicable law, the Company shall require any successor to the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company and any successor to its business and/or assets, which assumes and agrees to perform the duties and obligations of the Company under this Agreement by operation of law or otherwise, including, without limitation, any assumption or assignment agreed upon in connection with the Exxaro Transaction.

16. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

17. Amendment; Waiver. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the party against whom enforcement is sought. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

18. Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

19. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (but not including any choice of law rule thereof that would cause the laws of another jurisdiction to apply).

20. Waiver of Jury Trial. Each of the parties agrees that any dispute between the parties shall be resolved only in the courts of the State of New York or the United States District

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Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the parties hereto irrevocably and unconditionally (a) submits in any proceeding relating to this Agreement or the Executive’s employment by the Company or any Company Affiliate, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court, (b) consents that any such Proceeding may and shall be brought in such courts and waives any objection that the Executive or the Company may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c) waives all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Executive’s employment by the Company or any Company Affiliate, or the Executive’s or the Company’s performance under, or the enforcement of, this Agreement, (d) agrees that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at the Executive’s or the Company’s address as provided in Section 12 hereof, and (e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of New York.

21. Entire Agreement. This Agreement and its Exhibits constitute the entire agreement between the parties respecting the subject matter hereof, there being no representations, warranties or commitments except as set forth herein and supersedes and replaces all other agreements related to the subject matter hereof.

22. Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

23. Withholding. The Company may withhold from any benefit payment under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

24. Section 409A.

(a) The intent of the parties is that payments and benefits under this Agreement comply with Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. If the Executive notifies the Company (with specificity as to the reason therefor) that the Executive believes that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Code Section 409A and the Company concurs with such belief or the Company (without any obligation whatsoever to do so) independently makes such determination, the Company shall, after consulting with the Executive, reform such provision to attempt to comply with Code

13

Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Code Section 409A. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Code Section 409A.

(b) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment”, “Date of Termination” or like terms shall mean “separation from service.” If the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Executive, and (ii) the date of the Executive’s death, to the extent required under Code Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 24(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c) To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (i) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive, (ii) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

(d) For purposes of Code Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

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25. Definitions.

(a) “Accrued Benefits” means (i) any unpaid Base Salary through the Date of Termination; (ii) any earned but unpaid Annual Bonus, (iii) any unpaid Annual Bonus for performance periods which have ended prior to the Date of Termination; (iv) any accrued and unpaid vacation and/or sick days; (v) any amounts or benefits owing to the Executive or to the Executive’s beneficiaries under the then applicable benefit plans of the Company (excluding any severance plan, program, agreement or arrangement) and any accrued and vested equity-incentive awards which shall be treated in accordance with, and subject to, the terms and conditions of the applicable grant agreement(s) and equity plan(s) under which such awards were granted; and (vi) any amounts owing to the Executive for reimbursement of expenses properly incurred by the Executive prior to the Date of Termination and which are reimbursable in accordance with Section 6 or Section 10. Amounts payable under (A) clauses (i), (ii) and (iv) shall be paid promptly after the Date of Termination, (B) clauses (iii) and (v) shall be paid in accordance with the terms and conditions of the applicable plan, program or arrangement, and (C) clause (vi) shall be paid in accordance with the terms of the applicable expense policy.

(b) “Cause” means (i) the Executive’s conviction of, or plea of nolo contendere to, a felony (other than for a traffic violation); (ii) the Executive’s continued failure to substantially perform the Executive’s material duties hereunder (other than due to a mental or physical impairment) after receipt of written notice from the Company that specifically identifies the manner in which the Executive has substantially failed to perform the Executive’s material duties and specifies the manner in which the Executive may substantially perform his material duties in the future; (iii) an act of fraud or gross or willful material misconduct by the Executive; or (iv) the Executive’s material breach of Sections 7(c) and 7(d). Anything herein to the contrary notwithstanding, the Executive shall not be terminated for “Cause” hereunder unless (A) written notice stating the basis for the termination is provided to the Executive and (B) as to clauses (ii) or (iv) of this paragraph, he is given fifteen (15) days to cure the neglect or conduct that is the basis of such claim, to the extent curable.

(c) “Change in Control” shall have the meaning set forth in the Company’s 2010 Management Equity Incentive Plan as well as the meaning set forth in Section 10(e).

(d) “Company Affiliate” means any entity controlled by, in control of, or under common control with, the Company.

(e) “Competitive Enterprise” means (i) a business enterprise that engages in, or owns or controls a significant interest in any entity that engages in competition with the Company or its subsidiaries with respect to the mining, processing and sales of mineral sands and titanium bearing ores and/or TiO2 pigment (the “Company’s Business”) (a) in the United States of America, (b) any other country where the Company or its subsidiaries operates facilities or sells products, in each case related to the Company’s Business, but only if the Executive had operational, financial reporting, marketing or other responsibility or oversight for the facility or business in the respective country. Notwithstanding the foregoing, in the event a business enterprise has one or more lines of business that do not involve the Company’s Business, the Executive shall be permitted to associate with such business enterprise if, and only if, the Executive does not participate in, or have supervisory authority with respect to, any line of business involving the Company’s Business.

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(f) “Confidential Information” means all non-public information concerning trade secrets, know-how, software, developments, inventions, processes, technology, designs, financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Company or the Company Affiliates. Notwithstanding anything to the contrary contained herein, the general skills, knowledge and experience gained during the Executive’s employment with the Company, information publicly available or generally known within the industry or trade in which the Company competes and information or knowledge possessed by the Executive prior to his employment by the Company, shall not be considered Confidential Information.

(g) “Customer” means any person, firm, corporation or other entity whatsoever to whom the Company or its subsidiaries provided services or sold any products to within a twelve (12)-month period on, before or after the Executive’s Date of Termination.

(h) “Date of Termination” means (i) if the Executive’s employment is terminated by the Executive’s death, the date of the Executive’s death; (ii) if the Executive’s employment is terminated because of the Executive’s Disability pursuant to Section 9(a)(ii)(A), thirty (30) days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive’s duties on a full-time basis during such thirty (30)-day period; (iii) if the Executive’s employment is terminated during the Employment Period by the Company pursuant to Section 9(a)(ii)(B) or by the Executive pursuant to Section 9(a)(iv), the date specified in the Notice of Termination; or (v) if the Executive’s employment is terminated upon the expiration of the Employment Period pursuant to Section 2, the last day of the Employment Period.

(i) “Disability” means the inability of the Executive to perform the Executive’s material duties hereunder due to a physical or mental injury, infirmity or incapacity, which is expected to exceed one hundred eighty (180) days (including weekends and holidays) in any three hundred sixty-five (365)-day period, as determined by the Executive’s treating physician in his or her reasonable discretion.

(j) “Good Reason” means (i) any material diminution in the Executive’s titles, duties or authorities or any removal of the Executive as Chief Financial Officer of the Company’s ultimate parent company; (ii) a reduction in the Executive’s Base Salary or target bonus opportunity as a percentage of Base Salary; (iii) a material adverse change in the Executive’s reporting responsibilities to the Chief Executive Officer of the Company’s ultimate parent company; (iv) the assignment of duties substantially inconsistent with the Executive’s status as an executive officer of the Company’s ultimate parent company; (v) a relocation of the Executive’s primary place of employment to a location more than fifty (50) miles from the location set forth in Section 4 (or such other place that the Executive has otherwise consented to in writing); (vi) any other material breach of this Agreement; or (vii) the failure of the Company to obtain the assumption in writing of its obligations under the Agreement by any successor to all

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or substantially all of the assets of the Company after a merger, consolidation, sale or similar transaction in which such Agreement is not assumed by operation of law. In order to invoke a termination for Good Reason, (A) the Executive must provide written notice within ninety (90) days of the occurrence of any event of “Good Reason,” (B) the Company must fail to cure such event within thirty (30) days of the giving of such notice and (C) the Executive must terminate employment within thirty (30) days following the expiration of the Company’s cure period.

(k) “Non-Compete Period” means the period commencing on the Effective Date and ending twelve (12) months after the Executive’s Date of Termination.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of May 31, 2012, or have caused this Agreement to be duly executed and delivered on their behalf.

TRONOX LLC

By:	/s/ Michael J. Foster
Name: Michael J. Foster
Title: Vice President, General Counsel and Secretary

EXECUTIVE

/s/ Daniel D. Greenwell
Daniel D. Greenwell

Employment Agreement Signature Page

EXHIBIT A

A-1

RESTRICTED STOCK AGREEMENT

PURSUANT TO THE

TRONOX INCORPORATED

2010 MANAGEMENT EQUITY INCENTIVE PLAN

* * * * *

Participant: Daniel D. Greenwell

Grant Date: January 2, 2012

Number of shares of Restricted Stock granted: 7,333

* * * * *

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Tronox Incorporated (the “Company”), and the Participant specified above, pursuant to the Tronox Incorporated 2010 Management Equity Incentive Plan (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the shares of Restricted Stock provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt Certain Defined Terms. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time (subject to Section 13.1 of the Plan (or similar provision in any successor plan)) unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement. Subject to Section 5 hereof, the Participant shall not have the rights of a stockholder in respect of the Shares underlying this Award until such Shares are delivered to the Participant in accordance with Section 4 hereof.

3. Vesting.

(a) General. Except as otherwise provided in this Section 3, the shares of Restricted Stock subject to this grant shall vest in equal installments on each of the first three (3) anniversaries of the Grant Date; provided that the Participant is then employed by the Company and/or one of its Subsidiaries or Affiliates on such vesting date.

(b) Certain Terminations. Upon the Participant’s Termination due to the Participant’s (i) death, (ii) Disability, (iii) Termination by the Company without Cause or (iv) Termination by the Participant for Good Reason (as such term is defined in the Participant’s employment agreement in effect on the Grant Date), all unvested shares of Restricted Stock as of the date of such Termination shall immediately become vested upon such Termination.

(c) Qualified Change in Control. One hundred percent (100%) of all remaining unvested shares of Restricted Stock shall immediately become vested upon a Qualified Change in Control; provided the Participant is continuously employed by the Company or its Subsidiaries through such date. For purposes of this Agreement, a “Qualified Change in Control” shall mean a Change in Control other than a Change in Control occurring as a result of the consummation of the transactions contemplated by the Amended and Restated Transaction Agreement by and among Tronox Incorporated, Tronox Limited, Concordia Acquisition Corporation, Concordia Merger Corporation, Exxaro Resources Limited, Exxaro Holdings Sands (Proprietary) Limited and Exxaro International BV, dated as of April 20, 2012, as amended from time to time (the “Exxaro Transaction”). Provided; however, any modification or amendment to the Exxaro Transaction that results in Exxaro, or any of its affiliated entities, owning or controlling more than fifty percent (50%) of the stock of the combined company shall be deemed a Qualified Change of Control.

(d) Exxaro Transaction. Upon the consummation of the Exxaro Transaction, the shares of Restricted Stock that are scheduled to vest on the first anniversary of the Grant Date (to the extent not previously vested) shall immediately vest; provided that the Participant is then employed by the Company and/or one off its Subsidiaries or Affiliates on such vesting date.

(e) Forfeiture. Subject to Section 3(b), all unvested shares of Restricted Stock (determined after giving effect to any provision for accelerated vesting) shall be immediately forfeited upon the Participant’s Termination for any reason.

4. Period of Restriction; Delivery of Unrestricted Shares. During the Period of Restriction, the Restricted Stock shall bear a legend as described in Section 7.5.2 of the Plan. When shares of Restricted Stock awarded by this Agreement become vested, the Participant shall be entitled to receive unrestricted Shares and if the Participant’s stock certificates contain legends restricting the transfer of such Shares, the Participant shall be entitled to receive new stock certificates free of such legends (except any legends (a) required by the Company’s Stockholders’ Agreement in effect on the date hereof (the “Stockholders’ Agreement”) or (b) required for compliance with any applicable securities laws).

5. Dividends and Other Distributions. The Participant shall be entitled to receive all dividends and other distributions paid with respect to such the shares of Restricted Stock, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid (or forfeited) at the time the Restricted Stock becomes vested (or forfeited) pursuant to Section 3 hereof. If any dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. The Participant may exercise full voting rights with respect to the Restricted Stock granted hereunder.

6. Conditions. As a condition to the receipt of this Restricted Stock award, the Company and the Participant acknowledge and agree to be bound by the terms of the Stockholders’ Agreement, which is incorporated in, and made a part of, this Agreement.

7. Non-transferability.

(a) Restriction on Transfers. Except as provided in Section 7(b) below, all shares of Restricted Stock, and any rights or interests therein, (i) shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or by the laws of descent and distribution, (ii) shall not be pledged or encumbered in any way at any time by the Participant (or any beneficiary(ies) of the Participant) and (iii) shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of the shares of Restricted Stock, or the levy of any execution, attachment or similar legal process upon the shares of Restricted Stock, contrary to the terms of this Agreement and/or the Plan, shall be null and void and without legal force or effect.

(b) Permissible Transfers. During the Participant’s lifetime, the Participant may, with the consent of the Committee, transfer without consideration all or any portion of the Restricted Stock to one or more members of his/her Immediate Family, to a trust established for the exclusive benefit of one or more members of his/her Immediate Family, to a partnership in which all the partners are members of his/her Immediate Family, or to a limited liability company in which all the members are members of his/her Immediate Family.

8. Entire Agreement; Amendment. This Agreement, together with the Plan contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan, as in effect as of the date hereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

9. Acknowledgment of Participant. This award of Restricted Stock does not entitle Participant to any benefit other than that granted under this Agreement. Any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation. Participant understands and accepts that the benefits granted under this Agreement are entirely at the discretion of the Company and that the Company retains the right to amend or terminate this Agreement and the Plan at any time, at its sole discretion and without notice.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

11. Withholding of Tax.

(a) General. As a condition to the distribution of Shares to the Participant, the Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts payable to the Participant), equal to the minimum amount required to be withheld to satisfy any federal, provincial, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Stock. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such Shares.

(b) Shares Not Publicly Traded. Notwithstanding anything to the contrary in Section 11(a), in the event that either (i) the Shares are not listed for trading on an established securities exchange or (ii) are not freely tradeable, in each case, on the date the Participant is entitled to receive unrestricted Shares hereunder, then the Company shall deduct or withhold Shares having a Fair Market Value equal to the minimum amount required to be withheld to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations). In connection with Section 11(b)(ii), the Participant and the Company agree to use commercially reasonable efforts to take such actions to permit the Shares to be freely tradeable (e.g., implementing a 10b5-1 plan).

12. Section 83(b). If the Participant properly elects (as required by Section 83(b) of the Code) within thirty (30) days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 11 hereof. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.

13. Acceptance. The Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement.

14. Securities Representations. The shares of Restricted Stock are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 14.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Restricted Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the shares of Restricted Stock and the Company is under no obligation to register the shares of Restricted Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Shares of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of vested Restricted Stock hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

15. No Right to Employment. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s employment or service at any time, for any reason and with or without cause.

16. Notices. Any notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

(a) If such notice is to the Company, to the attention of the General Counsel of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

(b) If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

17. Compliance with Laws. The issuance of the Restricted Stock or unrestricted Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

18. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 7 hereof) any part of this Agreement without the prior express written consent of the Company.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

21. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

22. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRONOX INCORPORATED

By:

Name:	Thomas Casey

Title:	Chief Executive Officer

PARTICIPANT

Name: Daniel D. Greenwell
Social Security Number:

EXHIBIT B

B-1

RESTRICTED STOCK AGREEMENT

PURSUANT TO THE

TRONOX INCORPORATED

2010 MANAGEMENT EQUITY INCENTIVE PLAN

* * * * *

Participant: Daniel D. Greenwell

Grant Date: January 2, 2012

Number of shares of Restricted Stock granted: 2,750

* * * * *

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Tronox Incorporated (the “Company”), and the Participant specified above, pursuant to the Tronox Incorporated 2010 Management Equity Incentive Plan (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the shares of Restricted Stock provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt Certain Defined Terms. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time (subject to Section 13.1 of the Plan (or similar provision in any successor plan)) unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement. Subject to Section 5 hereof, the Participant shall not have the rights of a stockholder in respect of the Shares underlying this Award until such Shares are delivered to the Participant in accordance with Section 4 hereof.

3. Vesting.

(a) General. Except as otherwise provided in this Section 3, the shares of Restricted Stock subject to this grant shall vest in equal installments on each of the first three (3) anniversaries of the Grant Date; provided that the Participant is then employed by the Company and/or one of its Subsidiaries or Affiliates on such vesting date.

(b) Certain Terminations. Upon the Participant’s Termination due to the Participant’s (i) death, (ii) Disability, (iii) Termination by the Company without Cause or (iv) Termination by the Participant for Good Reason (as such term is defined in the Participant’s employment agreement in effect on the Grant Date), all unvested shares of Restricted Stock as of the date of such Termination shall immediately become vested upon such Termination.

(c) Qualified Change in Control. One hundred percent (100%) of all remaining unvested shares of Restricted Stock shall immediately become vested upon a Qualified Change in Control; provided the Participant is continuously employed by the Company or its Subsidiaries through such date. For purposes of this Agreement, a “Qualified Change in Control” shall mean a Change in Control other than a Change in Control occurring as a result of the consummation of the transactions contemplated by the Amended and Restated Transaction Agreement by and among Tronox Incorporated, Tronox Limited, Concordia Acquisition Corporation, Concordia Merger Corporation, Exxaro Resources Limited, Exxaro Holdings Sands (Proprietary) Limited and Exxaro International BV, dated as of April 20, 2012, as amended from time to time (the “Exxaro Transaction”). Provided; however, any modification or amendment to the Exxaro Transaction that results in Exxaro, or any of its affiliated entities, owning or controlling more than fifty percent (50%) of the stock of the combined company shall be deemed a Qualified Change of Control.

(d) Exxaro Transaction. Upon the consummation of the Exxaro Transaction, the shares of Restricted Stock that are scheduled to vest on the first anniversary of the Grant Date (to the extent not previously vested) shall immediately vest; provided that the Participant is then employed by the Company and/or one off its Subsidiaries or Affiliates on such vesting date.

(e) Forfeiture. Subject to Section 3(b), all unvested shares of Restricted Stock (determined after giving effect to any provision for accelerated vesting) shall be immediately forfeited upon the Participant’s Termination for any reason.

4. Period of Restriction; Delivery of Unrestricted Shares. During the Period of Restriction, the Restricted Stock shall bear a legend as described in Section 7.5.2 of the Plan. When shares of Restricted Stock awarded by this Agreement become vested, the Participant shall be entitled to receive unrestricted Shares and if the Participant’s stock certificates contain legends restricting the transfer of such Shares, the Participant shall be entitled to receive new stock certificates free of such legends (except any legends (a) required by the Company’s Stockholders’ Agreement in effect on the date hereof (the “Stockholders’ Agreement”) or (b) required for compliance with any applicable securities laws).

5. Dividends and Other Distributions. The Participant shall be entitled to receive all dividends and other distributions paid with respect to such the shares of Restricted Stock, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid (or forfeited) at the time the Restricted Stock becomes vested (or forfeited) pursuant to Section 3 hereof. If any dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. The Participant may exercise full voting rights with respect to the Restricted Stock granted hereunder.

6. Conditions. As a condition to the receipt of this Restricted Stock award, the Company and the Participant acknowledge and agree to be bound by the terms of the Stockholders’ Agreement, which is incorporated in, and made a part of, this Agreement.

7. Non-transferability.

(a) Restriction on Transfers. Except as provided in Section 7(b) below, all shares of Restricted Stock, and any rights or interests therein, (i) shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or by the laws of descent and distribution, (ii) shall not be pledged or encumbered in any way at any time by the Participant (or any beneficiary(ies) of the Participant) and (iii) shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of the shares of Restricted Stock, or the levy of any execution, attachment or similar legal process upon the shares of Restricted Stock, contrary to the terms of this Agreement and/or the Plan, shall be null and void and without legal force or effect.

(b) Permissible Transfers. During the Participant’s lifetime, the Participant may, with the consent of the Committee, transfer without consideration all or any portion of the Restricted Stock to one or more members of his/her Immediate Family, to a trust established for the exclusive benefit of one or more members of his/her Immediate Family, to a partnership in which all the partners are members of his/her Immediate Family, or to a limited liability company in which all the members are members of his/her Immediate Family.

8. Entire Agreement; Amendment. This Agreement, together with the Plan contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan, as in effect as of the date hereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

9. Acknowledgment of Participant. This award of Restricted Stock does not entitle Participant to any benefit other than that granted under this Agreement. Any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation. Participant understands and accepts that the benefits granted under this Agreement are entirely at the discretion of the Company and that the Company retains the right to amend or terminate this Agreement and the Plan at any time, at its sole discretion and without notice.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

11. Withholding of Tax.

(a) General. As a condition to the distribution of Shares to the Participant, the Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts payable to the Participant), equal to the minimum amount required to be withheld to satisfy any federal, provincial, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Stock. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such Shares.

(b) Shares Not Publicly Traded. Notwithstanding anything to the contrary in Section 11(a), in the event that either (i) the Shares are not listed for trading on an established securities exchange or (ii) are not freely tradeable, in each case, on the date the Participant is entitled to receive unrestricted Shares hereunder, then the Company shall deduct or withhold Shares having a Fair Market Value equal to the minimum amount required to be withheld to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations). In connection with Section 11(b)(ii), the Participant and the Company agree to use commercially reasonable efforts to take such actions to permit the Shares to be freely tradeable (e.g., implementing a 10b5-1 plan).

12. Section 83(b). If the Participant properly elects (as required by Section 83(b) of the Code) within thirty (30) days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 11 hereof. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.

13. Acceptance. The Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement.

14. Securities Representations. The shares of Restricted Stock are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 14.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Restricted Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the shares of Restricted Stock and the Company is under no obligation to register the shares of Restricted Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Shares of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of vested Restricted Stock hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

15. No Right to Employment. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s employment or service at any time, for any reason and with or without cause.

16. Notices. Any notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

(a) If such notice is to the Company, to the attention of the General Counsel of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

(b) If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

17. Compliance with Laws. The issuance of the Restricted Stock or unrestricted Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

18. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 7 hereof) any part of this Agreement without the prior express written consent of the Company.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

21. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

22. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRONOX INCORPORATED

By:

Name: Thomas Casey

Title: Chief Executive Officer

PARTICIPANT

Name: Daniel D. Greenwell

Social Security Number:

EXHIBIT C

C-1

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO THE

TRONOX INCORPORATED 2010 MANAGEMENT EQUITY INCENTIVE PLAN

* * * * *

Participant: Daniel D. Greenwell

Grant Date: January 2, 2012

Per Share Exercise Price: $120.00

Number of Shares subject to this Option: 4,466

* * * * *

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Tronox Incorporated, a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Tronox Incorporated 2010 Management Equity Incentive Plan (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan the Company will grant the non-qualified stock option provided for herein to the Participant;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time (subject to Section 13.1 of the Plan (or similar provision in any successor plan)) unless such amendments are expressly intended not to apply to the grant of the Option hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.

2. Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a non-qualified stock option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of Option

Shares specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall not have the rights of a stockholder in respect of the Shares underlying this Award until such Shares are delivered to the Participant in accordance with Section 4.

3. No Dividend Equivalents. The Participant shall not be entitled to receive a cash payment in respect of the Option Shares underlying this Option on any dividend payment date for the Shares.

4. Vesting and Exercisability of Option.

(a) General. Except as otherwise provided in this Section 4, this Option shall vest and become exercisable in equal annual installments on each of the first three (3) anniversaries of the Grant Date, provided that the Participant is then employed by the Company or one of its Subsidiaries or Affiliates on each such vesting date.

(b) Certain Terminations. Upon the Participant’s Termination due to the Participant’s (i) death, (ii) Disability, (iii) Termination by the Company without Cause or (iv) Termination by the Participant for Good Reason (as such term is defined in the Participant’s employment agreement in effect on the Grant Date), the unvested portion of this Option as of the date of such Termination shall immediately become vested and exercisable upon such Termination.

(c) Change in Control. The unvested portion of the Option shall immediately become vested and exercisable upon a Qualified Change in Control; provided the Participant is continuously employed by the Company or its Subsidiaries through such date. For purposes of this Agreement, a “Qualified Change in Control” shall mean a Change in Control other than a Change in Control occurring as a result of the consummation of the transactions contemplated by the Amended and Restated Transaction Agreement by and among Tronox Incorporated, Tronox Limited, Concordia Acquisition Corporation, Concordia Merger Corporation, Exxaro Resources Limited, Exxaro Holdings Sands (Proprietary) Limited and Exxaro International BV, dated as of April 20, 2012, as amended from time to time (the “Exxaro Transaction”). Provided; however, any modification or amendment to the Exxaro Transaction that results in Exxaro, or any of its affiliated entities, owning or controlling more than fifty percent (50%) of the stock of the combined company shall be deemed a Qualified Change of Control.

(d) Exxaro Transaction. Upon the consummation of the Exxaro Transaction, the portion of the Option that is scheduled to vest on the first anniversary of the Grant Date (to the extent not previously vested) shall immediately vest; provided that the Participant is then employed by the Company and/or one off its Subsidiaries or Affiliates on such vesting date.

(e) Forfeiture. Except as otherwise provided in Sections 4(b), the unvested portion of the Option shall be immediately forfeited upon the Participant’s Termination for any reason without any consideration being paid therefor.

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(f) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, this Option shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date.

5. Termination.

(a) Termination by Reason of Death or Disability. If the Participant’s Termination is by reason of death or Disability, the portion of the Option that is held by the Participant that is vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Option; provided, however, if the Participant dies within such exercise period, the vested portion of the Option held by the Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of the Option.

(b) Termination Without Cause or For Good Reason. If the Participant’s Termination is by the Company without Cause or by the Participant for Good Reason, the vested portion of the Option that is held by the Participant at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of the Option.

(c) Termination without Good Reason. If the Participant’s Termination is by the Participant without Good Reason, the vested portion of the Option that is held by the Participant at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of the Option.

(d) Termination for Cause. If the Participant’s Termination is (x) by the Company for Cause or (y) by the Participant with or without Good Reason after the occurrence of an event that would be grounds for a Termination for Cause, the vested portion of the Option that is held by the Participant at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of the Option.

(e) Unvested Option. Any portion of this Option that is not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

6. Method of Exercise and Payment. Subject to Section 11, this Option shall be exercised by the Participant by delivering to the Company or its designated agent on any business day a written notice, in such manner and form as may be required by the Company in accordance with the terms of the Plan, specifying the number of Option Shares subject to this Option that the Participant then desires to exercise (the “Exercise Notice”).

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7. Non-transferability.

(a) Restriction on Transfers. Except as provided in Section 7(b) below, this Option, and any rights or interests therein, (i) shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or by the laws of descent and distribution, (ii) shall not be pledged or encumbered in any way at any time by the Participant (or any beneficiary(ies) of the Participant) and (iii) shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms of this Agreement and/or the Plan, shall be null and void and without legal force or effect.

(b) Permissible Transfers. During the Participant’s lifetime, the Participant may, with the consent of the Committee, transfer without consideration all or any portion of this Option to one or more members of his/her Immediate Family, to a trust established for the exclusive benefit of one or more members of his/her Immediate Family, to a partnership in which all the partners are members of his/her Immediate Family, or to a limited liability company in which all the members are members of his/her Immediate Family.

8. Entire Agreement; Amendment. This Agreement, together with the Plan contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan as in effect as of the date hereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

9. Acknowledgment of Employee. The award of this Option does not entitle Participant to any benefit other than that granted under this Agreement. Any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation. Participant understands and accepts that the benefits granted under this Agreement are entirely at the discretion of the Company and that the Company retains the right to amend or terminate this Agreement and the Plan at any time, at its sole discretion and without notice.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

11. Withholding of Tax.

(a) General. As a condition to the distribution of Option Shares to the Participant, the Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll

4

and any other amounts payable to the Participant), equal to the minimum amount required to be withheld to satisfy any federal, provincial, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such Option Shares.

(b) Shares Not Publicly Traded. Notwithstanding anything to the contrary in Section 11(a), in the event that either (i) the Shares are not listed for trading on an established securities exchange or (ii) are not freely tradeable, in each case, on the date the Participant exercises the Option, then the Company shall deduct or withhold Shares having a Fair Market Value equal to the minimum amount required to be withheld to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations). In connection with Section 11(b)(ii), the Participant and the Company agree to use commercially reasonable efforts to take such actions to permit the Shares to be freely tradeable (e.g., implementing a 10b5-1 plan).

12. No Right to Employment. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s employment or service at any time, for any reason and with or without cause.

13. Notices. Any Exercise Notice or other notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

(a) If such notice is to the Company, to the attention of the General Counsel of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

(b) If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

14. Compliance with Laws. The issuance of this Option (and the Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the 1934 Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

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15. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 7 hereof) any part of this Agreement without the prior express written consent of the Company.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

19. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRONOX INCORPORATED

By:

Name: Thomas Casey

Title: Chief Executive Officer

PARTICIPANT

Name: Daniel D. Greenwell

Social Security Number:

EXHIBIT D

GENERAL RELEASE

I, Daniel D. Greenwell, in consideration of and subject to the performance by Tronox LLC (together with its parent companies and subsidiaries, the “Company”), of its obligations under Section 10 of the Employment Agreement, dated as of May 31, 2012 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and subsidiaries and all present, former and future directors, officers, agents, representatives, employees, successors and assigns of the Company and/or its respective affiliates and subsidiaries and direct or indirect owners (collectively, the “Released Parties”) to the extent provided herein (this “General Release”). The Released Parties are intended third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1. I understand that, other than the Accrued Benefits, the payments or benefits paid or granted to me under Section 10 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 10 of the Agreement, other than the Accrued Benefits, unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.

2. Except as provided in paragraph 4 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company and/or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, ever had, now have, or hereafter may have, by reason of any matter, cause, or thing whatsoever, from the beginning of my initial dealings with the Company to the date of this General Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship with Company, the terms and conditions of that employment relationship, and the termination of that employment relationship (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and

Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). I understand and intend that this General Release constitutes a general release of all claims and that no reference herein to a specific form of claim, statute or type of relief is intended to limit the scope of this General Release.

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the foregoing, I acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.

6. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event that I should bring a Claim seeking damages against the Company, or in the event that I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim, or of any facts that could give rise to a claim, of the type described in paragraph 2 as of the execution of this General Release.

7. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to the Agreement on or after the termination of my employment.

9. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other self-regulatory organization or governmental entity.

11. I hereby acknowledge that Sections 7, 8, 10, 11, 12, 13, 14, 15, 16, 17, 19, 20, 21, 23, and 24 of the Agreement shall survive my execution of this General Release.

12. I represent that I am not aware of any Claim by me, and I acknowledge that I may hereafter discover Claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

13. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

14. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. This General Release constitutes the complete and entire agreement and understanding among the parties, and supersedes any and all prior or contemporaneous agreements, commitments, understandings or arrangements, whether written or oral, between or among any of the parties, in each case concerning the subject matter hereof.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(i)	I HAVE READ IT CAREFULLY;

(ii)	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(iii)	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(iv)	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(v)	I HAVE HAD AT LEAST [21][45] DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED [21][45]-DAY PERIOD;

(vi)	I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(vii)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(viii)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:	DATE:

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